NU HORIZONS ELECTRONICS CORP.
                      70 Maxess Road    Melville, NY 11747
                        631-396-5000    Fax: 631-396-5060


Company Contact:  Andrew Barwicki
                  Nu Horizons Electronics Corp.
                  631-396-5000

FOR IMMEDIATE RELEASE
---------------------

              NU HORIZONS REPORTS FINANCIAL AND OPERATING RESULTS
              ---------------------------------------------------
                    FOR THE FIRST QUARTER OF FISCAL YEAR 2006
                    -----------------------------------------

MELVILLE, NY, July 6, 2005--- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the first quarter of fiscal 2006, reflecting the period ended May 31, 2005.

Net sales for the quarter ended May 31, 2005 increased to $121.4 million as compared to $118.2 million for the prior year's fiscal period. Net income for the quarter was $475,000 or $0.03 per share on 16,907,397 average basic shares outstanding ($0.03 per share on 17,449,570 diluted shares) as compared to a net income of $1,186,000 or $0.07 per share on 16,884,147 average basic shares outstanding ($0.07 per share on 18, 045,308 diluted shares) for the first quarter of the prior year. Sequentially, net sales for the quarter ended May 31, 2005 increased $7.2 million from $114.2 million or 6.3% and net income increased from $117,000 to $475,000.

Arthur Nadata, Chairman of the Board and Chief Executive Officer states, "I am encouraged by the progress we have made and continue to explore opportunities to apply more resources to our more promising areas and to further strengthen our financial position. We are considering numerous business initiatives in the U.S. and Asian marketplaces. We believe we have in place the platform to continue to strengthen and grow our business across our business units. In particular, we are actively working to expand the line card in Asia and to increase the demand creation business."

Mr. Nadata concluded, "Our first quarter accomplishment of modest growth in revenue is a sign that our strategy to grow faster than the industry and gain market share is working. Unfortunately, we had lower earnings per share due to increased expenses and continuing lower margins. Nevertheless, e believe the diversified market segments that we serve will allow us to improve operating results, regardless of market conditions."

A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing 1-800-500-0177, (international, dial 1-719-457-2679). A rebroadcast of the call will be available beginning at 7:00 pm ET at (888)-203-1112 (international, dial 1- 719-457-0820) Please refer to confirmation code 7904036. A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.

ABOUT NU HORIZONS ELECTRONICS CORP.

Nu Horizons is a leading distributor of high technology active components, including analog, communications, discretes, optical, logic & peripherals, memory, microcontrollers, system on chip (SOC), board level and computer system products to a wide variety of commercial original equipment manufacturers
(OEMs). With sales facilities in thirty-three locations across North America and Asia, and logistics centers in centralized locations throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product and solutions expertise to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com. The Company does not undertake any obligation to update its forward-looking statements.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.



                                (Tables Follows)



                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                                   (unaudited)

                                                          For The Three Months Ended
                                                   ----------------------------------------
                                                         May                   May
                                                       31, 2005              31, 2004
                                                   -----------------    -------------------

NET SALES                                              $121,420,035           $118,176,077
                                                   -----------------    -------------------


COSTS AND EXPENSES:
   Cost of sales                                        102,007,196             98,560,638
   Operating expenses                                    17,954,097             17,184,078
                                                   -----------------    -------------------
                                                        119,961,293            115,744,716
                                                   -----------------    -------------------

OPERATING INCOME                                          1,458,742              2,431,361
                                                   -----------------    -------------------

OTHER (INCOME) EXPENSE:
   Interest (income)                                        (61,116)                     -
   Interest expense                                         661,483                328,964
                                                   -----------------    -------------------
                                                            600,367                328,964
                                                   -----------------    -------------------


INCOME BEFORE PROVISION FOR INCOME TAXES
  AND MINORITY INTERESTS                                    858,375              2,102,397

   Provision for income taxes                               329,769                790,768
                                                   -----------------    -------------------


INCOME BEFORE MINORITY INTERESTS                            528,606              1,311,629

   Minority interest in earnings of subsidiaries             54,059                125,711
                                                   -----------------    -------------------

NET INCOME                                             $    474,547           $  1,185,918
                                                   =================    ===================


NET INCOME PER COMMON SHARE

   Basic                                                       $.03                   $.07
                                                   =================    ===================

   Diluted                                                     $.03                   $.07
                                                   =================    ===================

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING
    Basic                                                16,907,397             16,884,147
    Diluted                                              17,449,570             18,045,308



                                     (More)


                          NU HORIZONS ELECTRONICS CORP.
                          -----------------------------
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      -------------------------------------

                                                                                      May 31,             February 28,
                                                                                       2005                   2005
                                                                                 -----------------    -----------------
                                                                                   (unaudited)
                                   - ASSETS -

CURRENT ASSETS:
   Cash                                                                               $15,614,650          $ 7,024,203
   Accounts receivable - net of allowance for doubtful accounts of $4,726,885
     and $4,581,812 for May 31, 2005 and February 28, 2005, respectively               76,492,867           79,679,565
   Inventories                                                                         95,984,589           81,696,415
   Prepaid expenses and other current assets                                            2,882,830            1,782,872
                                                                                 -----------------    -----------------
                             TOTAL CURRENT ASSETS                                     190,974,936          170,183,055

PROPERTY, PLANT AND EQUIPMENT - NET                                                     3,882,093            3,928,058

OTHER ASSETS:
   Subordinated note receivable                                                         2,000,000            2,000,000
   Other assets                                                                         1,600,646            1,688,187
                                                                                 -----------------    -----------------

                                                                                     $198,457,675         $177,799,300
                                                                                 =================    =================

                    - LIABILITIES AND SHAREHOLDERS' EQUITY -
CURRENT LIABILITIES:
   Accounts payable                                                                   $20,610,569          $20,251,746
   Accrued expenses                                                                     4,409,015            4,446,226
                                                                                 -----------------    -----------------

                           TOTAL CURRENT LIABILITIES                                   25,019,584           24,697,972
                                                                                 -----------------    -----------------

LONG TERM LIABILITIES
   Revolving credit line                                                               42,500,000           22,800,000
   Deferred income taxes                                                                1,199,766            1,168,766
                                                                                 -----------------    -----------------
TOTAL LONG TERM LIABILITIES                                                            43,699,766           23,968,766
                                                                                 -----------------    -----------------

MINORITY INTEREST IN SUBSIDIARIES                                                       1,253,714            1,199,655
                                                                                 -----------------    -----------------


COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or
     outstanding                                                                                -                    -
   Common stock, $.0066 par value, 50,000,000 shares authorized; 16,907,397 and 16,891,647 shares issued and outstanding for May 31, 2005 and
     February 28, 2005, respectively                                                      111,589              111,485
   Additional paid-in capital                                                          44,173,810           44,089,809
   Retained earnings                                                                   84,198,716           83,724,169
   Other accumulated comprehensive income                                                     496                7,444
                                                                                 -----------------    -----------------
TOTAL SHAREHOLDERS' EQUITY                                                            128,484,611          127,932,907
--------------------------                                                       -----------------    -----------------

                                                                                     $198,457,675         $177,799,300
                                                                                 =================    =================



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